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Exhibit 99.1

ARENA PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2017 LONG-TERM INCENTIVE PLAN

Arena Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, hereby adopts the following Amended and Restated 2017 Long-Term Incentive Plan (the “Restatement”) which amends and restates the terms of the Company’s Amended and Restated 2017 Long-Term Incentive Plan that was previously in effect (the “Plan”) effective as set forth in Section 13.13.

1.PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining employees, directors, consultants and advisors of the Company and its Affiliates who are expected to contribute to the Company’s success and achieve long-term objectives that will benefit the stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.DEFINITIONS

2.1.“Affiliate” shall mean, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board or the Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

2.2.“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3.“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted hereunder, including through an electronic medium.

2.4.“Board” shall mean the Board of Directors of the Company.

2.5.“Cause” shall mean, unless otherwise provided in an Award Agreement or another agreement between the Participant and the Company or an Affiliate or a plan maintained by the Company or an Affiliate in which the Participant participates, a determination by the Committee that the Participant has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or has breached any written noncompetition or nonsolicitation agreement between the Participant and the Company or has engaged in such other behavior detrimental to the interests of the Company as the Committee determines in its sole discretion. Any determination of “cause” for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose. Notwithstanding the foregoing, neither this provision nor the Plan is intended to, and neither shall be interpreted in a manner that limits or restricts a participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).

2.6.“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7.“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code to the extent applicable, and (iii) an “independent director” for purpose of the rules of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded) to the extent required by such rules.

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2.8.“Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.9.INTENTIONALLY RESERVED

2.10.“Director” shall mean a non-employee member of the Board.

2.11.“Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.12.“Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

2.13.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14.“Fair Market Value” shall mean, with respect to Shares as of any date, (i) the per Share closing price of the Shares as reported on the Nasdaq Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported), (ii) if the Shares are not then listed on the Nasdaq Stock Market, the closing price on such other principal U.S. national securities exchange on which the Shares are listed (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); or (iii) if the Shares are not listed on a U.S. national securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.15.“Incentive Stock Option” shall mean an Option which when granted is intended to be, and qualifies as, as an incentive stock option for purposes of Section 422 of the Code.

2.16.“Inducement Award” shall mean an Award that is granted pursuant to Section 3.3 of the Plan.

2.17.“Inducement Award Rules” shall mean Nasdaq Listing Rule 5635(c)(4), the related guidance under Nasdaq IM 5635-1 and any successor rule or guidance.

2.18.“Inducement Shares” shall have the meaning set forth in Section 3.3.

2.19.“Limitations” shall have the meaning set forth in Section 10.5.

2.20.“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.21.“Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.22.“Payee” shall have the meaning set forth in Section 13.1.

2.23.“Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.24.“Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.25.“Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

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2.26.“Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.27.“Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (or cash), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.28.“Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.29.“Prior Plans” shall mean, collectively, the Company’s 2006 Long-Term Incentive Plan, as amended, 2009 Long-Term Incentive Plan, 2012 Long-Term Incentive Plan and 2013 Long-Term Incentive Plan. Awards granted under the Prior Plans continue to be governed under the terms of those Prior Plans.

2.30.“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.31.“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.32.“Restricted Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.33.“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34.“Returning Shares” means any shares subject to stock options or other stock awards granted under our Prior Plans that are released because the awards expire, are forfeited or are settled for cash.

2.35.“Shares” shall mean the shares of common stock, $0.0001 par value, of the Company.

2.36.“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.37.“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.38.“Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.SHARES SUBJECT TO THE PLAN

3.1.Number of Shares.

(a)Subject to adjustment as provided in Section 3.1(b) and Section 12.2, as of the effective date of the 2019 Restatement of the Plan, a total of 3,520,170 Shares were available for issuance under the Plan, less one (1) Share for every one (1) Share that was subject to an Option or Stock Appreciation Right granted under the Plan after March 31, 2019, and prior to the effective date of the 2019 Restatement, and 1.75 Shares for every one (1) Share that was subject to an award other than an Option or Stock Appreciation Right granted under the Plan after March 31, 2019, and prior to the effective date of the 2019 Restatement. Any Shares that are subject to Options or Stock Appreciation Rights granted under the Plan after the effective date of the 2019 Restatement, including after

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the effective date of this Restatement, are counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights granted under the Plan after the effective date of the 2019 Restatement, including after the effective date of this Restatement, are counted against this limit as 1.75 Shares for every one (1) Share granted. After the original effective date of the Plan (as provided in Section 13.13), no awards may be granted under the Prior Plans.

(b)If after March 31, 2019, (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after March 31, 2019, any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to any Award, (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

(c)Shares issued under Substitute Awards that qualify for an exemption from the applicable stockholder-approval requirements under Nasdaq Listing Rule 5635(c) or its successor shall not reduce the Shares authorized for grant under the Plan and shall not be subject to the applicable Limitations authorized for grant to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.

(d)Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as 1.75 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2.Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. The Company will keep available at all times the number of Shares reasonably required to satisfy then-outstanding Awards.

3.3.Inducement Share Pool and Inducement Award Rules.  Subject to adjustment as provided under Section 12.2., an additional 633,528 Shares are reserved under the Plan exclusively for the grant of Inducement Awards in compliance with the Inducement Award Rules (the “Inducement Shares”).  The Inducement Shares that may be awarded under this Section 3.3 shall be in addition to and shall not reduce the Shares available for issuance under Section 3.1(a) of the Plan.

The following rules and restrictions shall apply to any Inducement Award granted pursuant to the Plan:

(a) An Inducement Award may be granted only to an Employee who has not previously been an Employee or a Director of the Company or an Affiliate, except following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company within the meaning of the Inducement Award Rules.

(b) No Inducement Award may be designated as an Incentive Stock Option.

(c) All Inducement Awards must be granted by a Committee consisting of the majority of the Company’s independent directors or the Company’s Compensation Committee, in each case in accordance with the requirements of the Inducement Award Rules.

(d) The Inducement Shares underlying any Inducement Awards shall be subject to the same share counting and share reversion provisions as described in Section 3.1, except that such Inducement Shares shall count against, or shall be added back to, the reserve of Inducement Shares available for grant under

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this Section 3.3, and shall not count against, or be added back to, the Shares available for issuance under Section 3.1(a) of the Plan.

(e)Inducement Awards shall not be amended without stockholder approval to the extent required by the Inducement Award Rules.

3.4.Non-Employee Director Aggregate Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including Awards granted and cash fees paid or payable by the Company to such Director, will not exceed (i) $750,000 in total value or (ii) in the event such Director is first appointed or elected to the Board during such period, or with respect to a lead director or chairman role $1,000,000 in total value, in each case calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes. For the avoidance of doubt, any compensation shall be counted towards this limit for the service year in which it is earned (and not when settled or paid in the event it is deferred).

3.5.Minimum Vesting Period.  Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards, and (iii) Awards to Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum Vesting Period with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3.1(a) (subject to adjustment under Section 12.2); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

4.ELIGIBILITY AND ADMINISTRATION

4.1.Eligibility.  Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2.Administration.

(a)The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including the power to amend outstanding Awards waive or accelerate any vesting terms or restrictions, subject to any stockholder approval requirement applicable under the Inducement Award Rules for amendment of an Inducement Award); (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

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(b)Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c)To the extent not inconsistent with applicable law, including the Delaware General Corporation Law, or the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded) including the Inducement Award Rules, the Committee may delegate to: (i) a committee of one or more members of the Board the authority to take action on behalf of the Committee under the Plan including the right to grant, cancel, suspend or amend Awards and (ii) one or more “executive officers” within the meaning of Rule 16a-1(f) of the Exchange Act or a committee of executive officers the right to grant Awards to Employees who are not executive officers of the Company (provided that the Committee resolutions regarding such delegation will specify the total number of Shares that may be subject to the Awards granted by such person or persons) and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

(d)The Board in its discretion may ratify and approve actions taken by the Committee. In addition, to the extent not inconsistent with applicable law or the rules and regulations of the Nasdaq Stock Market or such other principal U.S. national securities exchange on which the Shares are traded, the Board may take any action under the Plan that the Committee is authorized to take. In the event the Board takes such action references to the Committee hereunder shall be understood to refer to the Board.

5.OPTIONS

5.1.Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.Award Agreements.  All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

5.4.Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

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5.5.Exercise of Options.

(a)Vested Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may from time to time prescribe.

(b)Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation), valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(c)Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes (in accordance with Section 13.1); provided, however, any fractional Share shall be settled in cash.

(d)No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Employee’s death or disability, (ii) upon a corporate transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Employee’s retirement (as such term may be defined in the Employee’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

5.6.Form of Settlement.  In its sole discretion, the Committee may provide in the form of Award Agreement that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7.Incentive Stock Options.  The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code; provided, however, that “incentive stock options” may not be granted as Inducement Awards. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan on and after the date the 2019 Restatement became effective is 3,520,170 Shares less the number of Shares issued pursuant to “incentive stock options” granted under the Plan after March 31, 2019, and prior to the date the 2019 Restatement became effective, subject to adjustment as provided in Section 12.2.

5.8.Extension of Termination Date.  Unless otherwise provided in a Participant’s Award Agreement and in the sole determination of the Committee, if the sale of any Common Stock received on exercise of an Option following the termination of the Participant’s employment by or services to the Company (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate (i) the registration requirements

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under the Securities Act, (ii) the Company’s insider trading policy, or (iii) a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then the Option will terminate on the earlier of (a) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the Participant’s employment by or services to the Company during which the exercise of the Option would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (b) the expiration of the term of the Option as set forth in the applicable Award Agreement.

6.STOCK APPRECIATION RIGHTS

6.1.Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b)Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)The Committee may impose such other conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price per Share of not less than the Fair Market Value of one Share (x) on the date of grant or (y) if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in exchange for or in conjunction with, but subsequent to, an Option), except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) a term not greater than seven (7) years. In addition to the foregoing, but subject to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (x) lower the grant price per Share of any Stock Appreciation Right after it is granted, (y) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (z) take any other action with respect to any Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

(e)In no event may any Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(f)An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes (in accordance with Section 13.1); any fractional Share shall be settled in cash.

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(g)No Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Stock Appreciation Right. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Employee’s death or disability, (ii) upon a corporate transaction in which such Stock Appreciation Right is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Employee’s retirement (as such term may be defined in the Employee’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Stock Appreciation Rights may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Appreciation Right will be exempt from his or her regular rate of pay.

(h)Extension of Termination Date.  Unless otherwise provided in a Participant’s Award Agreement and in the sole determination of the Committee, if the sale of any Common Stock received on exercise of a Stock Appreciation Right following the termination of the Participant’s employment by or services to the Company (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate (i) the registration requirements under the Securities Act, (ii) the Company’s insider trading policy, or (iii) a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then the Stock Appreciation Right will terminate on the earlier of (a) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the Participant’s employment by or services to the Company during which the exercise of the Stock Appreciation Right would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (b) the expiration of the term of the Stock Appreciation Right as set forth in the applicable Award Agreement.

7.RESTRICTED STOCK AWARDS

7.1.Grants.  Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards may also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2.Award Agreements.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant.

7.3.Rights of Holders of Restricted Stock.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property distributable as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall not be paid until and unless the underlying award vests.

8.RESTRICTED STOCK UNIT AWARDS

8.1.Grants.  Other Awards of units having a value equal to an identical number of Shares (“Restricted Stock Unit Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Restricted Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

8.2.Award Agreements.  The terms of Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. Restricted Stock Unit Awards shall be subject to vesting restrictions imposed by the

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Committee covering a period of time specified by the Committee. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding anything contained herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit Award shall either (i) not be paid at all, or (ii) be accumulated, and be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall not be paid until and unless such restrictions and risk of forfeiture lapse.

8.3.Payment.  Except as provided in Article 10 or as may be provided in an Award Agreement, Restricted Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Restricted Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.PERFORMANCE AWARDS

9.1.Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Notwithstanding anything contained herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Award of Performance Shares shall either (i) not be paid at all, or (ii) be accumulated, and be subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall not be paid unless and until the restrictions and risk of forfeiture lapse.

9.3.Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.PROVISIONS APPLICABLE TO PERFORMANCE-VESTING AWARDS

10.1.INTENTIONALLY RESERVED

10.2.Performance Criteria.  If the Committee determines that an Award shall be subject to the achievement of one or more objective performance goals established by the Committee, then such Award may be based on the attainment of specified levels of one or any combination of the following (or any other metric or goal as the Committee may determine): net sales; revenue; revenue or product revenue growth; bookings; operating income or loss (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings or loss; earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization); economic value-added models (or equivalent metrics); comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends);

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return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholder’s equity; market share; achievement of drug development milestones; regulatory achievements including approval of a drug candidate; progress of internal research or clinical programs; progress of partnered programs; implementation or completion of projects and processes; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase) or announcing or presenting preliminary or final data from clinical studies, in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; financing; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); sales or licenses of the Company’s assets, including its intellectual property (whether in a particular jurisdiction or territory or globally or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings or discontinued operations, (b) items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles, (c) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (d) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Notwithstanding the foregoing, the Committee, in its sole discretion, may grant performance-based Awards that are not intended to, and do not, meet the requirements set forth in this Section 10.2.

10.3.Adjustments.  Notwithstanding any provision of the Plan (other than Article 11), with respect to any Award that is subject to this Section 10, the Committee may adjust the amount payable pursuant to such Award.

10.4.Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate.

10.5.Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 800,000 Shares or (ii) Restricted Stock Awards, Performance Awards and/or Restricted Stock Unit Awards during any calendar year that are denominated in Shares and are subject to performance-based vesting under which more than 800,000 Shares may be earned (collectively, the “Limitations”). In addition to the foregoing, during any calendar year no Participant may be granted performance-based vesting Awards that are denominated in cash under which more than $10,000,000 may be earned.

11.CHANGE IN CONTROL PROVISIONS

11.1.Impact on Certain Awards.  The Committee, in its discretion, may determine that in the event of a Change in Control of the Company (as defined in Section 11.3) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the Option per Share option price or Stock Appreciation Right per Share grant price.

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11.2.Assumption or Substitution of Certain Awards.

(a)To the extent provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within the time period following such Change in Control set forth in the Award Agreement (or prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in the Award Agreement, (ii) the restrictions, limitations and other conditions applicable to Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Restricted Stock Unit Awards or any other Awards shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section, an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, to the extent that the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Performance Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and conditions on Restricted Stock not assumed or substituted for (or continued) shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, (iii) the restrictions limitations and conditions applicable to any Restricted Stock Unit Awards or any other Awards not assumed or substituted for (or continued) shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant, (iv) all Performance Awards not assumed or substituted for (or continued) shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (v) all Awards not assumed or substituted for (or continued) shall terminate immediately after the Change in Control.

(c)The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess (if any) of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

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(i)During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Affiliate, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(iii)The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non‑Qualifying Transaction”); or

(iv)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale, lease, exclusive license or other disposition of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

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12.GENERALLY APPLICABLE PROVISIONS

12.1.Amendment and Termination of the Plan.  Each of the Board and the Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded) and the Inducement Award Rules; provided that neither the Board or the Committee may amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board and Committee may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards granted pursuant to the share reserve established in Section 3.1 of the Plan (except for adjustments pursuant to Section 12.2); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend any provision of Section 5.3 or the last sentence of Section 6.2(d); or (e) increase the maximum permissible term of the Plan or of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d). The Board may not without the approval of the Company’s stockholders cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award when the option price or grant price per Share exceeds the Fair Market Value of one Share. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2.Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan under Section 3.1 and Section 3.3 and pursuant to Section 3.4, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.Transferability of Awards.  Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order for no consideration); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section. Options and Stock Appreciation Rights may not be transferred to a third party financial institution for value.

12.4.Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

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12.5.Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents shall in all events be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited and shall not be paid until and unless the underlying Award vests.

13.MISCELLANEOUS

13.1.Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s maximum statutory tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award, subject to the discretion of the Committee and in accordance with Company policies.

13.2.Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan. In addition, in the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Compensation Committee has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

13.3.Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted the Award in accordance with the procedures established by the Company, and otherwise complied with the then applicable terms and conditions.

13.4.Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

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13.5.Cancellation of Award.

(a)Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any Affiliate or after termination of such employment or services, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company. In addition, all Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts, including any clawback policy the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.

(b)In the event the Participant ceases to be employed by, or provide services to, the Company on account of a termination for Cause by the Company, any Award held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide services to, the Company. In addition, notwithstanding any other provisions of this Section, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing services to, the Company or after the Participant’s termination of employment or services, any Awards held by the Participant shall immediately terminate. In the event a Participant’s employment or services is terminated for Cause, in addition to the immediate termination of all Awards, the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the option price paid by the Participant for such shares.

13.6.Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.8.Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.Severability.  The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful,

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invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10.Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”

13.11.Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13.Effective Date of Plan; Effective Dates of Plan Restatements; Termination of Plan.  The Plan originally became effective on June 13, 2017. The Plan was previously amended and restated effective on June 13, 2019 (the “2019 Restatement”) and again on February 10, 2020, and March 12, 2020.  This Restatement of the Plan is adopted effective April 3, 2020. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14.Foreign Employees and Consultants.  Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15.Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

13.16.Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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